UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 380-1923

 _____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 7, 2022, Innovation1 Biotech Inc., a Nevada corporation (the “Company”), completed the disposition (the “Disposition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, to Ingenius Biotech S.L., a corporation organized under the laws of Spain (“Ingenius”).  The Disposition was completed pursuant to the terms of that certain Agreements Relating to the Transfer of the Mioxal Product, dated as of November 7, 2022, by and between the Company and Ingenius (the “Disposition Agreement”).

As part of the Disposition, pursuant to the Disposition Agreement, certain shareholders of the Company transferred an aggregate of 350,000 shares of the Company’s currently outstanding common stock, par value $0.001 per share, to Ingenius and Ingenius agreed to pay the Company (i) $100,000 upon the first to occur of Ingenius’ first sale or commercialization of the Mioxal Product or Ingenius’ sale, license, transfer or other disposition of the Mioxal Product to a third party, and (ii) a 5% royalty on worldwide net sales of the Mioxal Product by Ingenius or a third party commencing on the date of the first sale of Mioxal Products and ending on the 18-month anniversary of the last to expire of any patent covering the Mioxal Products. Additionally, Ingenius agreed to release the Company from all of its liabilities and obligations relating to the Mioxal Products and indemnify the Company from all claims relating to the Mioxal Product following the date of the Disposition.

The foregoing description of the Disposition Agreement is qualified in its entirety by reference to the Disposition Agreement filed as Exhibit 10.1 to this Current Report.

Item 7.01. Regulation FD Disclosure

On November 14, 2022, the Company posted an updated presentation (the “Presentation”) which is available in the Presentations section of the Company’s website at https://www.innovation1bio.com/company-information/presentations. A copy of the Presentation is included as Exhibit 99.1 to this Current Report.

The Company intends to use the Presentation in presentations to investors and analysts from time to time in the future. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination by the Company that the information in this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The information in the materials is presented as of November 11, 2022, and the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreements Relating to the Transfer of the Mioxal Product, dated as of November 7, 2022, by and between Innovation1 Biotech Inc. and Ingenius Biotech S.L.

99.1	Innovation1 Biotech Inc. Presentation dated November 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovation1 Biotech Inc.

Date: November 14, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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